THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.


                                                                 WARRANT NO. ___

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.


         THIS IS TO CERTIFY THAT [ ] or its registered assigns (the "HOLDER"), is the owner of [ ] Warrants (the "WARRANTS"), each of which entitles the registered Holder thereof to purchase from CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation (the "COMPANY"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company (subject to adjustment as provided herein) at any time or from time to time at an exercise price of $.01 per share (the "EXERCISE PRICE"), all on the terms and subject to the conditions hereinafter set forth.

         The number of shares of Common Stock issuable upon exercise of each Warrant, which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant.

         Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof or, if not therein defined, in the Securities Purchase Agreement.

         Section 1. Exercise of Warrant. Subject to the last paragraph of this
Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this warrant certificate (the "Warrant Certificate"),
(b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash, (ii) certified or official bank check payable to the order of the Company, (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Exercise Price by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant or (iv) by the delivery of shares of Common Stock that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment of the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "CASHLESS EXERCISE" and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an "IN-KIND EXERCISE." The documentation and consideration, if any, delivered in accordance with subsections (a), (b) and (c) are collectively referred to herein as the "WARRANT EXERCISE DOCUMENTATION". For the purposes of this Section 1, Market Price shall be calculated without reference to the last sentence of the definition thereof.

         As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of

Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record Holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record Holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five (5) days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the number of shares of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

         The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

         Section 2. Adjustments. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

                  (a) Stock Dividends; Stock Splits; Reserve Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of any class or series of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 2(g)), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). An adjustment made pursuant to this Section 2(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Rights, Options; Warrants. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (a "RIGHT") (other than a convertible or exchangeable security subject to Section 2(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the issuance of such rights, options, warrants or convertible or exchangeable securities, if any, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower (at the record date for such issuance) than the then Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable upon conversion or exchange, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

                  (c) Issuance of Common Stock at Lower Values. In case the Company shall sell or issue any shares of Common Stock or Right (excluding (i) any Right issued in any of the transactions described in Section 2(a) or (b) above and (ii) any Company Securities (as defined below)), at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the issuance of such rights, options, warrants or convertible or exchangeable securities, if any, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower (at the record date of such issuance) than the Market Value per share of Common Stock, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Market Value per share of Common Stock. For purposes of this Section 2(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. For the purposes of this Section 2(c), "COMPANY SECURITIES" shall include (x) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, up to 1.5% of the fully diluted shares of Common Stock of the Company as of the date of original issuance of shares of Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company or any stock or securities convertible into or exchangeable for Common Stock to officers or directors and (y) the issuance of any options for the purchase of Common Stock to employees of the Company other than officers or directors pursuant to the standard option awards program adopted by the Board of Directors of the Company, but excluding any discretionary awards outside of such program; provided, that all Common Stock issuable with respect to any such Company Securities be issuable at or above the Market Price as of the date of the grant.

                  (d) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Section 2(a) above and excluding distributions in connection with the dissolution, liquidation or winding up of the Company which will be governed by Section 2(g)(B) below) or securities (excluding those referred to in Section 2(a), Section 2(b) or Section 2(c) above), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidence of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (e) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                  (f) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (g) Consolidation, Merger, Etc. (A) Subject to the provisions of Subsection (B) below of this Section 2(g), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Warrant Certificate and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of capital stock or other securities or properties (including cash) of the Company, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or properties purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Warrant with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors of the Company in good faith so as to be applicable, as nearly as may reasonable be, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.

         (B) Notwithstanding the foregoing, (x) if the Company merges or consoli dates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the right of a Holder shall terminate and cease and such Holder's Warrants shall expire.

                  (h) In addition to the foregoing adjustments, the Board of Directors of the Company may make any other adjustment to increase the number of shares of Common Stock or other securities or property issuable upon exercise of Warrants as it may, in good faith, deem desirable to protect the rights and benefits of

Holders. In addition, the Company may from time to time increase the number of shares of Common Stock or other securities or property issuable upon exercise of Warrants, provided that any such increase must be effective for at least 30 calendar days, and must be preceded by written notice of such increase to the Holders, which notice must be mailed at least 30 calendar days prior to the effective date of such increase. Any such increase shall not alter or adjust the Exercise Price.

         Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment pursuant to Section 2, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Section 4. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the Holder of this Warrant so that it may prepare and file, in each case within five (5) Business Days of a request by such Holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such Holder in connection with any such preparation and filing.

         Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evi denced hereby for all purposes. The registered Holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

         Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be subject to the limitations provided herein, and shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

         Section 7. Denominations. The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 10. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

         Section 11. Definitions. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Securities Purchase Agreement. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "Capital stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

         "Cashless Exercise" has the meaning assigned to such term in Section 1.

         "Company Securities" has the meaning assigned such term in Section
2(c).

         "Exercise Price" has the meaning assigned to such term in the Preamble.

         "Fair Market Value" means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

         "GAAP" means generally accepted United States accounting principles in effect from time to time.

         "Holder" has the meaning assigned to such term in the Preamble.

         "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improve ments Act of 1976, as amended and the rules and regulations of the Federal Trade Commission promulgated thereunder.


         "In-Kind Exercise" has the meaning assigned to such term in Section 1.

         "Market Price" means the last reported sale price of the applica ble security as reported by the National Association of Securities Dealers, Inc. Auto matic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank. The Market Price shall be such price averaged over a period of 20 consecutive Business Days ending 2 days prior to the day as of which "Market Price" is being determined.

         "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Right" has the meaning assigned to such term in Section 2(b).

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of June 30, 1998, among the Company, the Holder and the other parties signatory thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

         "Transaction" has the meaning assigned to such term in Section 2(b).

         "Warrant Exercise Documentation" has the meaning assigned to such term in Section 1 hereof.

         Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier if delivered by commercial overnight courier service; and five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the ____ day of June, 1998.


                                       CANDLEWOOD HOTEL COMPANY, INC.


                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                             Form of Assignment Form

                  [To be executed upon assignment of Warrants]

         The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                       Signature:


                                       ------------------------------------


                                       Signature Guarantee:


                                       ------------------------------------


Date: ___________________________